[MOSS-ADAMS LLP LETTERHEAD]

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-53308 on Form S-8 of our report dated February 25, 2005, appearing in this Annual Report on Form 10-K of United Financial Corporation and subsidiaries for the year ended December 31, 2003.

Spokane, Washington
February 25, 2005

A member of	Offices in
Moores Rowland International	Principal Cities of
an association of independent	Washington, Oregon
accounting firms throughout	and California
the world